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                                                                    EXHIBIT 10.3


                         MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of this 24th day of May, 1996, by and among FLAGSTAR CORPORATION, a Delaware corporation ("Manager") and FRD ACQUISITION CO., a Delaware corporation ("FRD".)


                             PRELIMINARY STATEMENT

      Each of the companies listed on Exhibit A attached hereto (individually,
                                      ---------
an "Operating Company" and collectively the "Operating Companies") is a wholly-owned, direct or indirect subsidiary of both Manager and FRD. Manager employs a staff of administrative and professional personnel that provide management, training, marketing, financial, real estate, purchasing, recruiting and other support services, and Manager incurs expenses incident thereto for the benefit of the Operating Companies and the businesses conducted by them. Manager also arranges for support services to be provided to the Operating Companies by itself and its subsidiaries other than the Operating Companies.

     FRD has acquired the Operating Companies from Family Restaurants, Inc. ("FRI") and in connection with such acquisition FRD has issued Senior Notes (the "Notes") in the aggregate principal amount of $150,000,000.00 pursuant to an Indenture dated May 23, 1996 (the "Indenture") and has entered into that certain Credit Agreement (the "Credit Agreement") dated as of May 23, 1996 by and among FRD, FRI-M Corporation, certain financial institutions and Credit Lyonnais, New York Branch, as administrative agent, initially providing for an aggregate of $91,000,000.00 of borrowings. The Indenture and Credit Agreement limit payments from FRD and its subsidiaries to Manager and its affiliates. This Agreement is subject in all respects to applicable provisions of the Indenture and Credit Agreement. Unless otherwise defined herein, defined terms shall have the respective meaning given to such terms in the Indenture as in effect on the Closing Date.

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. ENGAGEMENT. FRD hereby engages Manager to provide those management and support services requested from time to time by any Operating Company, and Manager shall endeavor to render to the Operating Company services requested by the Operating Company that Manager determines to be of a nature and extent generally performed by Manager and which can be performed by Manager within its authority from its Board of Directors (all such services are referred to as the "Services").

          2. STANDARD OF CONDUCT; LIMITATION OF LIABILITY/DAMAGES. Manager covenants that the Services shall be furnished to each Operating Company in a professional and diligent manner and in accordance with reasonable requests made by the Operating Company.

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Notwithstanding the foregoing, Manager shall not be liable for any direct, indirect or consequential damages suffered or incurred by the Operating Company or to any third party, including, without limitation, lost profits, arising from or relating to any breach by Manager of its obligations hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulted from the bad faith, gross negligence or willful misconduct of Manager or its agents. In addition, Manager shall not be liable to any Operating Company or to any third party on account of any action or omission by Manager relating to its rendition of the Services based upon incorrect information supplied by the Operating Company reasonably relied upon by Manager. Nothing herein contained shall authorize or empower Manager to supervise or manage the Operating Company's personnel or to become involved in the Operating Company's day-to-day business decisions in the ordinary course of business.

           3. TERM. The initial term of this Agreement shall commence on May 23, 1996 and shall continue until midnight on July 31, 2004 (the "Initial Term"). Upon the expiration of the Initial Term and of each succeeding term hereunder, this Agreement shall automatically be renewed for an additional term of one (1) year each unless terminated as herein provided, or unless either party shall provide not less than one hundred eighty (180) days written notice prior to the expiration of the Initial Term or any renewal term that such party does not intend to renew this Agreement. Notwithstanding the foregoing, either party may terminate this Agreement at any time (i) if the other party breaches the terms and conditions and does not cure any such breach within thirty (30) days after written notice, or (ii) upon one hundred eighty (180) days prior written notice to the other party. The termination of this Agreement by or with respect to one or more Operating Companies shall not terminate this Agreement with respect to any other Operating Company.

          4. REIMBURSEMENT AND PAYMENT. Subject to subsections 4(c) and (d), FRD shall reimburse Manager for the Services as follows:

               (a) FOR EXECUTIVE MANAGEMENT AND EXPERTISE IN THE RESTAURANT INDUSTRY. FRD shall pay Manager 1% of FRD's consolidated net revenues during any fiscal quarter.

               (b) FOR SHARED ALLOCATED COSTS ATTRIBUTABLE TO A PARTICULAR OPERATING COMPANY. Manager's Chief Financial Officer shall prepare an Officer's Certificate setting forth in sufficient detail FRD's and each Operating Company's allocated share of shared administrative services provided by Manager and its subsidiaries (other than FRD or any Loan Party) in the preceding fiscal quarter, which shall be calculated on a reasonable and consistent basis. This total fee together with the amount under Section 4(a) shall be referred to as the "Management Charge."

               (c) TIMING OF PAYMENTS. After closing its books for each fiscal quarter during the term of this Agreement, FRD shall certify to Manager the extent to which FRD's Consolidated EBITDA for the Reference Period (calculated to exclude all expenses related to the Permitted Royalties and the Management Charge) exceeds (the "Surplus") or is less than 2.0 times FRD's Consolidated Fixed Charges for such period. FRD shall then pay to

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Manager the lesser of (i) the Management Charge; and (ii) the Surplus for such period. Any Management Charge not paid in full shall be accrued without interest or penalty and paid when and to the extent FRD's Consolidated EBITDA for subsequent Reference Periods, after giving effect to such payments, exceeds 2.0 times FRD's Consolidated Fixed Charges; however, the total amount collected shall not exceed $10,000,000.00 in any fiscal year so long as the Credit Agreement is in effect. Such payments shall be made after payment of any principal or interest then due and payable under the Indenture. All payments of the Management Charge are subordinated in priority of payment to all amounts due and payable under the Credit Agreement, the Loan Documents as defined in the Credit Agreement, and the Notes. All accrued amounts shall be due and payable in full at the expiration of the term of this Agreement.

               (d) LIMITATION. Notwithstanding anything herein to the contrary, no payment otherwise due hereunder (including paragraph 8) shall be payable if prohibited by the terms of the Indenture or the Credit Agreement.


           5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MANAGER. Manager hereby represents, warrants and covenants to FRD as follows:

               (a) Manager is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own and operate its business as presently conducted.

               (b) Manager has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by Manager and no other action or proceeding on the part of Manager is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by Manager and constitutes a legal, valid and binding obligation of Manager, enforceable in accordance with its terms.

               (c) The execution, delivery and performance of this Agreement by Manager will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law; (ii) require any consent under, conflict with, constitute a default under, or otherwise violate the terms of any agreements, instruments or other obligations to which Manager is a party or by which it or any of its property may be bound or affected; or
(iii) require any consent or approval by, notice to or registration with any governmental authority. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, Manager shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

           6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FRD. FRD represents, warrants and covenants to Manager as follows:

               (a) Each Operating Company is a corporation duly organized, validly


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existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own and operate the business which it intends to operate.

                        (b) FRD has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by FRD and no other action or proceeding on the part of FRD is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by FRD and constitutes a legal, valid and binding obligation of FRD, enforceable in accordance with its terms.


                        (c) The execution, delivery and performance of this Agreement by FRD will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law; (ii) require any consent under, conflict with, constitute default under, or otherwise violate the terms of any agreements, instruments or other obligations to which FRD is a party or by which it or any of its property may be bound or affected; or (iii) require any consent or approval by, notice to or registration with any governmental authority. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, FRD shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

                 7. NO RIGHT TO PARTICIPATE IN MANAGEMENT; INDEPENDENT CONTRACTORS. This Agreement shall not be construed to grant Manager any right to control or participate in the management or financial decisions of the Operating Companies in the ordinary course of business. In the rendition of the Services, Manager shall provide the Services based upon compliance with policies and procedures established by the Board of Directors and officers of the Operating Companies. FRD and Manager stipulate and agree that with respect to the subject matter of this Agreement neither party is an agent, employee or representative of the other and that nothing contained herein shall be construed to create an agency, employment or representative relationship or a relationship of partners or joint venturers.

                 8. INDEMNIFICATION. Subject to the other terms and conditions hereof, FRD agrees to indemnify and hold harmless Manager, and Manager agrees to indemnify and hold harmless FRD (as the context requires, the "Indemnifying Party" and the "Indemnified Party") of and from any and all claims, demands, causes of action, liabilities, judgments, losses, deficiencies and expenses (including court costs and reasonable attorneys' fees) incurred by the Indemnified Party and arising out of or in any manner, directly or indirectly, relating to the performance by the Indemnified Party of its obligations hereunder (other than and excluding the respective indemnification obligations under this Section) or relating to any act or omission of the Indemnifying Party's employees or agents. Anything herein to the contrary notwithstanding, no party shall be obligated to indemnify any other party hereto with respect to any expenses, loss or damages incurred by the Indemnified Party to the extent that the Indemnified Party has insurance coverage with respect to such expenses, loss or damages. FRD shall not be required to reimburse Manager under this Section to the extent that such amount together with any Management Charge actually paid under this Agreement exceeds the Permitted Management Fee

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under the Indenture.


                 9.   GENERAL TERMS.

                      (a) This Agreement shall not be assignable by any party, in whole or in part, without the prior written consent of any other affected party.

                      (b)   This Agreement sets forth the entire
understanding and agreement of the parties with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement may not be changed, modified or amended except in a writing signed by the affected parties. All previous negotiations and understandings among the parties are merged into this Agreement, and there are no warranties, agreements or understandings, express or implied, except such as are expressly set forth herein.

                      (c) Any notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered, delivered by facsimile or overnight courier, or if mailed by certified or registered mail, postage prepaid and return receipt requested, addressed as set forth hereinafter (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):


To Manager:                       FLAGSTAR CORPORATION
                                  203 East Main Street
                                  Spartanburg, SC 29319

To FRD:                           FRD ACQUISITION CO.
                                  18831 Von Karman Ave.
                                  Irvine, CA 92715


To any Operating Company:         in care of FRD at the address set forth above

                      (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, wherever the context admits or requires.


                      (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                      (f) Any waiver of any provision of this Agreement by either party may be made only by written notice to the other. No waiver of any breach or default hereunder shall be deemed to constitute a waiver of any other breach or default not of the same breach or default on a future occasion.

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           (g)  This Agreement shall be interpreted, construed and enforced in accordance with the laws of Delaware.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above written.

                                       FLAGSTAR CORPORATION

                                       By: /s/ Ronald B. Hutchison
                                           ------------------------------
                                           Ronald B. Hutchison, Vice President

                                       FRD ACQUISITION CO.

                                       By: /s/ Timothy E. Flemming
                                           ------------------------------
                                           Timothy E. Flemming,
                                           Assistant Secretary


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

                                   EXHIBIT A


                              OPERATING COMPANIES


FRI-M Corporation

CFC Franchising Company

Coco's Restaurants, Inc.

L.C.S. Beverage Company, Inc.

Far West Concepts, Inc.

jojos Restaurants, Inc.

jojos California Family Restaurants, Inc.

J.T. Beverage, Inc.

Carrows Restaurants, Inc.

Carrows California Family Restaurants, Inc.

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